Exhibit 99.1

News Release

Media Contact:	Lauren C. Steele Senior VP - Corporate Affairs 704-557-4551

Investor Contact:	James E. Harris Senior VP – Shared Services & CFO 704-557-4582

FOR IMMEDIATE RELEASE	Symbol:	COKE
May 1, 2015	Quoted:	The NASDAQ Stock Market (Global Select Market)

Coca-Cola Bottling Co. Consolidated Announces Closing of Transactions to

Expand and Exchange Franchise Territories

•	New territory includes Lexington, Paducah and Pikeville, KY

•	Exchange of territory in Jackson, TN

•	Final phase of previously-announced franchise territory expansion

CHARLOTTE, NC—Coca-Cola Bottling Co. Consolidated (NASDAQ: COKE), the nation’s largest independent Coca-Cola bottler, today announced it has closed its previously disclosed agreements with an affiliate of The Coca-Cola Company, Coca-Cola Refreshments USA, Inc. (CCR), to expand the bottler’s franchise territory to include Paducah and Pikeville, KY and to exchange the bottler’s franchise territory in Jackson, TN for territory previously served by CCR in Lexington, KY. These closings represent the final phase of the proposed franchise territory expansion described in the previously-announced Letter of Intent from April 2013 between the Company and The Coca-Cola Company.

Headquartered in Charlotte, NC, Coca-Cola Consolidated is the nation’s largest independent Coca-Cola bottler with franchise territories in twelve states. The Company’s current major markets include: Charlotte, Raleigh, Wilmington, Greenville, the Triad, and Asheville in NC; Greenville, Columbia, and Charleston in SC; Charleston, Beckley, and Parkersburg in WV; Roanoke and Bristol in VA; Cleveland, Nashville, Johnson City, Morristown and Knoxville in TN; Lexington, Louisville, Paducah and Pikeville in KY; Columbus and Albany in GA; Evansville, IN; Mobile, AL; Panama City, FL; and Biloxi, MS.

—Enjoy Coca-Cola—